EXHIBIT 99.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, D. Jonathan Merriman, Chairman of the Board and Chief Executive Officer of Ratexchange Corporation (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•	the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2003

/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chairman of the Board and Chief Executive Officer